UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 S. Industrial Road suite 100
Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 992-4539

Former address of principal executive offices that appeared on last report:

11767 South Dixie Highway, Suite 115

Miami Florida, 33156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

An annual meeting of stockholders of CLS Holdings USA, Inc. (the “Company”) was held on Thursday, November 17, 2022 (the “Annual Meeting”). There were present, in person or by proxy, holders of 40,690,403 shares of common stock, which constituted 56.11% of the 72,517,576 shares eligible to vote at the Annual Meeting.

Proposal 1: The proposal to elect Andrew Glashow to serve for a three-year term as the Class II director was approved with the following votes:

For	Abstain
34,891,653	321,035

Of the shares voted, 100% voted in favor of Proposal 1.

Proposal 2: The proposal to ratify the appointment of M&K CPAs, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023 was approved with the following votes:

For	Against	Abstain
40,451,680	105,624	133,099

Of the shares voted, 99.73% voted in favor of Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: November 18, 2022	By: /s/ Andrew Glashow
Andrew Glashow President and Chief Executive Officer